                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50031
PROSPECTUS

[INTEGRATED ELECTRICAL SERVICES LOGO]
              INTEGRATED ELECTRICAL SERVICES

                                5,161,156 SHARES
                                  COMMON STOCK

                             ---------------------

THE COMPANY:

- We are one of the largest providers of electrical contracting services in the United States. We are also a growing provider of solutions in the data communications and utilities markets.

- Our address is:
  Integrated Electrical Services, Inc.
  1800 West Loop South
  Suite 500
  Houston, Texas 77027
  (713) 860-1500

THE OFFERING:

- 5,161,156 shares of common stock.

- All of the common stock we are offering by way of this prospectus will be offered, from time to time, to acquire the securities or assets of other businesses.

- Our common stock trades under the symbol "IEE." The last reported sale price of the common stock on August 13, 2001 was $7.70.

      THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             ---------------------

Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                The date of this prospectus is August 14, 2001.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................     2
The Company.................................................     4
Risk Factors................................................     5
Securities Covered by this Prospectus.......................     9
Legal Matters...............................................     9
Experts.....................................................     9

                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     We filed a registration statement on Form S-4 to register with the SEC the common stock to be issued. This prospectus is a part of that registration statement.

     As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial condition.

   SEC FILINGS (FILE NO. 1-13783)                          PERIOD
   ------------------------------                          ------
Annual Report on Form 10-K              Year ended September 30, 2000

Quarterly Reports on Form 10-Q          Quarters ended December 31, 2000 and March 31, 2001

Current Report on Form 8-K              Filed on May 24, 2001

Proxy Statement                         Dated December 28, 2000 for our Annual Meeting of
                                        Stockholders

Registration Statement on Form 8-A      Filed on January 14, 1998

     We also incorporate by reference into this prospectus additional documents that may be filed with the SEC from the date of this prospectus to the date of the termination of the offerings of common stock by way of this prospectus. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, as well as proxy statements.

     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

           Integrated Electrical Services, Inc.
           1800 West Loop South
           Suite 500
           Houston, Texas 77027
           Attention: Corporate Secretary
           (713) 860-1500

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS DATED AUGUST 14. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. ANY INFORMATION IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS PROSPECTUS OR IN ANY SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED BY REFERENCE CHANGES SUCH STATEMENT.

                                  THE COMPANY

     We are one of the largest providers of electrical contracting services in the United States. We are also a growing provider of solutions in the data communications and utilities markets. We provide a broad range of services including designing, building and maintaining electrical, data communications and utilities systems for commercial, industrial and residential customers. Our maintenance services generally provide recurring revenues that are typically less affected by levels of construction activity.

     Our electrical contracting services include design of the electrical distribution systems within a building or complex, procurement and installation of wiring and connection to power sources and end use equipment and fixtures. Our data communications solutions include design and installation of external cables for university and corporate campuses and data centers and switching stations for data communications companies. We also provide internal wiring of buildings and individual businesses for communications services. Our utility services consist of overhead and underground installation and maintenance of electrical and other utilities transmission and distribution networks, installation and splicing of high-voltage transmission and distribution lines, substation construction and substation and right of way maintenance. We focus on projects that require special expertise, such as design-and-build projects that utilize the capabilities of our in-house engineers, as well as service, maintenance and certain renovation and upgrade work, which tends to either be recurring, have lower sensitivity to economic cycles, or both.

     Additional information concerning us is included in our reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in the common stock.

RISKS RELATED TO OUR BUSINESS

  Downturns in Construction Could Adversely Affect Our Business Because More than Half of Our Business is Dependent on Levels of New Construction Activity.

     More than half of our business is the installation of electrical systems in newly constructed and renovated buildings, plants and residences. Our ability to maintain or increase revenues from new installation services will depend on the number of new construction starts and renovations, which will likely be correlated with the cyclical nature of the construction industry. The number of new building starts will be affected by general and local economic conditions, changes in interest rates and other factors, including the following:

     - employment and income levels;

     - interest rates and other factors affecting the availability and cost of financing;

     - tax implications for homebuyers;

     - consumer confidence; and

     - housing demand.

Additionally, a majority of our business is focused in the southeastern and southwestern portion of the United States, concentrating our exposure to local economic conditions in those regions. Downturns in levels of construction or housing starts could result in a material reduction in our activity levels.

  The Estimates We Use in Placing Bids Could Be Materially Incorrect. The Use of Incorrect Estimates Could Result in Losses on a Fixed Price Contract. These Losses Could Be Material to Our Business.

     More than half of our revenues are generated under fixed price contracts. We must estimate the costs of completing a particular project to bid for these fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. Variations from estimated contract costs along with other risks inherent in performing fixed price contracts may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in losses on projects. Depending upon the size of a particular project, actual costs that are higher than estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year.

  A Significant Amount of Our Historic Growth has Occurred Through the Acquisition of Existing Businesses; However, Future Acquisitions Will Be Made on a Selective Basis and May Be Difficult to Identify and Integrate and May Disrupt Our Business and Adversely Affect Our Operating Results.

     Historically, a significant amount of our growth has come through acquisitions. From April 1998 to our last significant acquisition in December 1999, we made 67 acquisitions. Although we have significantly diminished our acquisition activity, we intend to continue to pursue selected acquisition opportunities in the future. We continually evaluate acquisition prospects to complement and expand our existing business platforms. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. If we are unable to find appropriate acquisitions, our future ability to grow our revenues and profitability may be diminished.

     Each acquisition, however, involves a number of risks. These risks include:

     - the diversion of our management's attention from our existing businesses to integrating the operations and personnel of the acquired business;

     - possible adverse effects on our operating results during the integration process; and

     - our possible inability to achieve the intended objectives of the combination.

     We may seek to finance an acquisition through borrowings under our credit facility or through the issuance of new debt or equity securities. There can be no assurance that we will be able to secure this financing if and when it is needed or on terms we consider acceptable. If we should proceed with a relatively large cash acquisition, we could deplete a substantial portion of our financial resources to the possible detriment of our other operations. Any future acquisitions could also dilute the equity interests of our stockholders, require us to write off assets for accounting purposes or create other undesirable accounting issues, such as significant expenses for amortization of goodwill or other intangible assets.

  We May Experience Difficulties in Managing Internal Growth.

     In order to continue to grow internally, we expect to expend significant time and effort managing and expanding existing operations. We cannot guarantee that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information. Our growth imposes significant added responsibilities on our senior management, such as the need to identify, recruit and integrate new senior managers and executives. If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, our operations could be materially adversely effected.

  There is Currently a Shortage of Qualified Electricians. Since the Majority of Our Work is Performed by Electricians, this Shortage May Negatively Impact Our Business, Including Our Ability to Grow.

     There is currently a shortage of qualified electricians in the United States. In order to conduct our business, it is necessary to employ electricians. Over the last few years, the growth of the U.S. economy has increased the demand for electricians, making it difficult for us to attract, hire and retain competent electricians. While overall economic growth has diminished, our ability to increase productivity and profitability may be limited by the difficulty of employing, training and retaining the number of skilled electricians required to meet our needs. Accordingly, we cannot assure you that, among other things:

     - we will be able to maintain the skilled labor force necessary to operate efficiently; and

     - our labor expenses will not increase as a result of a shortage in the skilled labor supply.

  Due to Seasonality and Differing Regional Economic Conditions, Our Results May Fluctuate from Period to Period.

     Our business can be subject to seasonal variations in operations and demand that affect the construction business, particularly in residential construction. Our revenues in the winter are typically significantly lower than in the summer. Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

  To Service Our Indebtedness and to Fund Working Capital, We Will Require a Significant Amount of Cash. Our Ability to Generate Cash Depends on Many Factors.

     Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to our operational performance, as well as general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. Our inability to refinance our debt on commercially reasonable terms could materially adversely affect our business.

  The Highly Competitive Nature of Our Industry Could Affect Our Profitability by Reducing Our Profit Margins.

     The electrical contracting industry is served by small, owner-operated private companies, public companies and several large regional companies. We could also face competition in the future from other competitors entering these markets. Some of our competitors offer a greater range of services, including mechanical construction, plumbing and heating, ventilation and air conditioning services. Competition in our markets depends on a number of factors, including price. Some of our competitors may have lower overhead cost structures and may, therefore, be able to provide services comparable to ours at lower rates than we do. If we are unable to offer our services at competitive prices or if we have to reduce our prices to remain competitive, our profitability would be impaired.

  Our Operations are Subject to Numerous Physical Hazards Associated with the Construction of Electrical Systems. If an Accident Occurs, It Could Result in an Adverse Effect on Our Business.

     Hazards related to our industry include, but are not limited to, electrocutions, fires, mechanical failures or transportation accidents. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and may result in suspension of operations. Our insurance does not cover all types or amounts of liabilities. Our third-party insurance is subject to large deductibles for which we establish reserves and, accordingly, we effectively self insure for much of our insurance coverage. No assurance can be given either that our insurance or our provisions for incurred claims and incurred but not reported claims will be adequate to cover all losses or liabilities we may incur in our operations or that we will be able to maintain adequate insurance at reasonable rates or at all.

  We Have a Substantial Amount of Debt. Our Current Debt Level Could Limit Our Ability to Fund Future Working Capital Needs and Increase Our Exposure During Adverse Economic Conditions.

     We have a significant amount of debt. Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a disadvantage compared to our competitors that have less debt; and

     - limit our ability to borrow additional funds.

     We may incur additional indebtedness in the future which may intensify the risks described above.

  The Loss of a Group of Key Personnel, Either at the Corporate or Operating Level, Could Adversely Affect Our Business.

     The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations. Our operations depend on the continued efforts of our current and future executive officers, senior management and management personnel at the companies we have acquired. A criteria we use in evaluating acquisition candidates is the quality of their management. We cannot guarantee that any member of management at the corporate or subsidiary level will continue in their capacity for any particular period of time. If we lose a group of key personnel, our operations could be adversely affected. We do not maintain key man life insurance.

  Our Results of Operations Could Be Adversely Affected as a Result of Goodwill Amortization or Write-Offs.

     When we acquire a business, we record an asset called "goodwill" equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible assets of the business we acquire. Pursuant to accounting principles generally accepted in the United States, we amortize this goodwill over its estimated useful life of 40 years following the acquisition, which directly impacts our earnings in those years. Furthermore, we continually evaluate whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision or that the remaining balance may not be recoverable.

     On February 14, 2001 the Financial Accounting Standards Board issued a revised limited Exposure Draft of its 1999 proposed Statement, Business Combinations and Intangible Assets. The Exposure Draft contains the FASB's tentative decision reached in December 2000 to eliminate amortization of purchased goodwill. Under that approach, goodwill would not be amortized to earnings. Instead, goodwill would be reviewed for impairment, meaning that it would be written down and expensed against earnings in the periods in which the recorded value of goodwill exceeds its fair value. FASB expects to issue its final statement regarding the treatment of purchased goodwill by the end of July 2001. Because the proposal has not been finalized and certain details regarding its use have yet to be defined, we are unable to predict the way in which its adoption will affect our financial reports. Because we have made numerous acquisitions since our founding, we carry significant amounts of goodwill on our books for which we would no longer be required to recognize a periodic amortization charge as a result of this proposal.

     Should we be required to accelerate the amortization of goodwill or write it off completely because of impairments, our results from operations may be materially adversely affected.

FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     - inherent uncertainties relating to estimating future results;

     - fluctuation in operating results because of downturns in levels of construction;

     - incorrect estimates used in entering into fixed price contracts;

     - difficulty in managing the operation and growth of existing and newly acquired businesses;

     - our ability to incur additional debt in order to fund working capital or acquisitions;

     - the high level of competition in the construction industry; and

     - seasonality.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                     SECURITIES COVERED BY THIS PROSPECTUS

     The common stock covered by this prospectus is available for use in future acquisitions of businesses, properties or securities of entities or persons engaged in the electrical contracting data communications and utilities markets and other related businesses. The consideration we offer in these acquisitions, in addition to the common stock offered by this prospectus, may include cash, debt or other securities, or assumption by us of liabilities of the businesses being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between us and the management and owners of the assets or securities to be acquired. In determining the acquisition price we will take into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the common stock issued in acquisitions under this prospectus will be valued at a price reasonably related to the market value of the common stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

     We are continually considering possible acquisitions. We may from time to time negotiate and enter into letters of intent with potential acquisition candidates. The consideration related to these companies remains subject to negotiation until a definitive agreement is signed. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. The completion of each acquisition is subject to a satisfactory due diligence review, negotiation of definitive acquisition agreements, obtaining any necessary approvals and fulfilling all other conditions to closing.

                                 LEGAL MATTERS

     The legality of the common stock being offered by this prospectus was passed upon for Integrated Electrical Services, Inc. by John F. Wombwell, Executive Vice President, General Counsel and Secretary of Integrated Electrical Services, Inc. in connection with the original filing of the registration statement to which this prospectus relates. At that time, Mr. Wombwell owned 96,000 shares of common stock and had options to purchase 93,750 shares of common stock.

                                    EXPERTS

     The financial statements of Integrated Electrical Services, Inc. and its subsidiaries incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, and upon the authority of the firm as experts in giving audit reports.

[INTEGRATED ELECTRICAL SERVICES LOGO]
              INTEGRATED ELECTRICAL SERVICES

                                5,161,156 SHARES
                                  COMMON STOCK

                             ---------------------
                                   PROSPECTUS
                             ---------------------

                                AUGUST 14, 2001

      WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE THEREOF.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

PROSPECTUS

[INTEGRATED ELECTRICAL SERVICES LOGO]
              INTEGRATED ELECTRICAL SERVICES

                                5,161,156 SHARES
                                  COMMON STOCK

                             ---------------------

THE COMPANY:

     - We are one of the largest providers of electrical contracting services in the United States. We are also a growing provider of solutions in the data communications and utilities markets.

     - Our address is:
       Integrated Electrical Services, Inc.
       1800 West Loop South
       Suite 500
       Houston, Texas 77027-9408
       (713) 860-1500

THE OFFERING:

     - 5,161,156 shares of common stock.

     - All of the common stock offered by way of this prospectus will be offered, from time to time, by stockholders of Integrated Electrical Services, Inc. These shares were received by such Stockholders as consideration for the securities or assets of their businesses. We will receive none of the proceeds of this offering.

     - Our common stock trades under the symbol "IEE." The last reported sale price of the common stock on August 13, 2001 was $7.70.

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             ---------------------

Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August 14, 2001

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................   [ ]
The Company.................................................   [ ]
Risk Factors................................................   [ ]
Plan of Distribution........................................   [ ]
Legal Matters...............................................   [ ]
Experts.....................................................   [ ]

                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     We filed a registration statement on Form S-4 to register with the SEC the common stock to be issued. This prospectus is a part of that registration statement.

     As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial condition.

   SEC FILINGS (FILE NO. 1-13783)                          PERIOD
   ------------------------------                          ------
Annual Report on Form 10-K              Year ended September 30, 2000

Quarterly Reports on Form 10-Q          Quarters ended December 31, 2000 and March 31, 2001

Current Report on Form 8-K              Filed on May 24, 2001

Proxy Statement                         Dated December 28, 2000 for our Annual Meeting of
                                        Stockholders

Registration Statement on Form 8-A      Filed on January 14, 1998

     We also incorporate by reference into this prospectus additional documents that may be filed with the SEC from the date of this prospectus to the date of the termination of the offerings of common stock by way of this prospectus. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, as well as proxy statements.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                              PLAN OF DISTRIBUTION

     We are registering the common stock on behalf of selling stockholders. As used in this prospectus, "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the common stock offered by this prospectus will be paid by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of common stock will be paid by the selling stockholders. Sales of common stock may be made by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the common stock, through short sales of common stock, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of common stock by the selling stockholders.

     The selling stockholders may sell common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from selling stockholders and/or the purchasers of common stock for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers that act in connection with the sale of common stock might be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any commissions received by broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be considered underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common stock against liabilities, including liabilities arising under the Securities Act.

     Because selling stockholders may be "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M of the Exchange Act may apply to their sales in the market.

     Selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of the rule.

     When we are notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of common stock, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Act, disclosing

     - the name of each selling stockholder and of the participating broker-dealer(s),

     - the number of shares involved,

     - the price at which the shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     - other facts material to the transaction.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

     In addition, if we are notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     In order to add named selling stockholders to this registration statement, we will file a post-effective amendment including information on the selling stockholders, such as name, number of shares owned before the offering, number of shares to be offered and number of shares owned after the offering.

                                        10